NEW RIVER FUNDS
                         INVESTMENT MANAGEMENT AGREEMENT


           THIS INVESTMENT MANAGEMENT AGREEMENT (the "Agreement") made as of the ___ day of September, 2003, by and between New River Funds, a Delaware statutory trust (the "Trust"), on behalf of each series of the Trust listed in APPENDIX A hereto (hereinafter referred to individually as a "Fund" and collectively as the "Funds") and New River Advisers LLC, a limited liability company organized and existing under the laws of the Commonwealth of Virginia (the "Manager").

                                  WITNESSETH:

           WHEREAS, the Trust is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

           WHEREAS, the Manager is an investment adviser, registered as such under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor; and

           NOW, THEREFORE, in consideration of the covenants and the mutual premises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

           1. APPOINTMENT OF MANAGER. The Trust hereby appoints the Manager and the Manager hereby accepts such appointment, to render investment advice and management services with respect to the assets of the Funds for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Trust's Board of Trustees (the "Board").



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           2. DUTIES OF MANAGER.

               (a) GENERAL DUTIES. The Manager shall perform the management and administrative services necessary for the operation of the Funds that are not otherwise provided by third party service providers. The Manager shall, subject to the supervision of the Board, perform various services for the Funds, including but not limited to: (1) providing the Funds with office space, equipment and facilities (which may be its own) for maintaining their organization; and (2) on behalf of each Fund, supervising relations with, and monitoring the performance of, custodians, depositories, fund administrators, transfer, dividend disbursing, accounting and pricing agents, independent auditors, attorneys, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable.

               (b) INVESTMENT ADVISORY SERVICES. The Manager shall act as investment manager to the Funds and shall manage the investments of the Funds on behalf of the Funds in accordance with the investment objectives, programs and restrictions of the Funds as provided in the Trust's governing documents, including, without limitation, the Trust's Agreement and Declaration of Trust and By-Laws, or otherwise and such other limitations as the Trustees may impose from time to time in writing to the Manager. In this regard, the Manager shall regularly make decisions as to what securities and other investments to purchase and sell on behalf of the Funds, and shall effect the purchase and sale of such investments. The Manager shall also have discretion to vote any proxy solicited by a Fund's portfolio company, again subject to the ultimate supervision of the Board. In performing these services, the Manager may hire one or more sub-advisers (the "Sub-Advisers") for each Fund to carry out the investment program of the Funds (subject to the approval of the Board and shareholders of the Fund, except as otherwise permitted under the terms of any exemptive relief obtained by the Manager from the Securities and Exchange Commission ("SEC"), or by rule or regulation). To the extent that the Manager does hire any Sub-Adviser, it will thereafter continuously review, supervise and (where appropriate) administer the investment program of the Funds. Without limiting the generality of the foregoing, the Manager shall, or direct any Sub-Adviser to: (i) furnish the Funds with advice and recommendations with respect to the investment of each Fund's assets and the purchase and sale of portfolio securities for the Funds, including selecting brokers and effecting transactions or taking of such other steps as may be necessary to implement such advice and recommendations; (ii) furnish the Funds with reports, statements and other data on securities, economic conditions and other pertinent subjects which the Board may reasonably request; (iii) manage the investments of the Funds, subject to the ultimate supervision and direction of the Board; (iv) vote proxies solicited by portfolio companies; (v) provide persons satisfactory to the Board to act as officers and employees of the Trust and the Funds (such officers and employees, as well as certain trustees, may be trustees, directors, officers, partners, or employees of the Manager or its affiliates) but not including personnel to provide administrative services or distribution services to the Fund; and (vi) render to the Board such periodic and special reports with respect to each Fund's investment activities as the Board may reasonably request. The investment policies and all other actions of each Fund are and shall at all times be subject to the control and direction of the Fund's Board.



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               (c) BROKERAGE. The Manager or a Sub-Adviser shall place orders for the purchase and sale of securities either directly with the issuer or with a broker or dealer selected by the Manager or the Sub-Adviser. In placing each Fund's securities trades, it is recognized that the Manager or Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution, so that each Fund's total cost or proceeds in each transaction will be the most favorable under all the circumstances. Within the framework of this policy, the Manager may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager or Sub-Adviser may be a party.

           It is also understood that it is desirable for the Funds that the Manager and each Sub-Adviser have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Funds than might result from the allocation of brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the purchase and sale of securities for the Funds may be made with brokers who provide such research and analysis, subject to review by the Board from time to time with respect to the extent and continuation of this practice to determine whether each Fund benefits, directly or indirectly, from such practice. It is understood by both parties that the Manager may select broker-dealers for the execution of the Funds' portfolio transactions who provide research and analysis as the Manager may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to the Manager or Sub-Adviser in connection with its services to other clients.

           On occasions when the Manager or a Sub-Adviser deems the purchase or sale of a security to be in the best interest of one or more of the Funds as well as of other clients, the Manager or the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager or Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.


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


           The Manager is authorized to direct, or to permit any sub-adviser to direct, portfolio transactions to a broker-dealer which is an affiliated person of the Manager or the Trust in accordance with such standards and procedures as may be approved by the Board in accordance with 1940 Act Rule 17e-1, or other rules promulgated by the SEC. Any transaction placed with an affiliated broker-dealer must (i) be placed at the best available execution, and (ii) may not be a principal transaction.

               (d) ADMINISTRATIVE SERVICES. The Manager shall oversee the administration of the Funds' business and affairs although the provision of administrative services, to the extent not covered by subparagraphs (a) or (b) above, is not the obligation of the Manager under this Agreement. Notwithstanding any other provisions of this Agreement, the Manager shall be entitled to reimbursement from the Funds for all or a portion of the reasonable costs and expenses, including salary, associated with the provision by Manager of personnel to render administrative services to the Funds.

           3. BEST EFFORTS AND JUDGMENT. The Manager shall use its best efforts and judgment in rendering the advice and services to the Funds as contemplated by this Agreement.

           4. INDEPENDENT CONTRACTOR. The Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trust or the Funds in any way, or in any way be deemed an agent for the Trust or for the Funds. It is expressly understood and agreed that the services to be rendered by the Manager to the Funds under the provisions of this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

           5. MANAGER'S PERSONNEL. The Manager or its affiliates shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Manager shall be deemed to include persons employed or retained by the Manager to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Manager or the Board may desire and reasonably request.

           6. REPORTS BY FUNDS TO MANAGER. Each Fund will from time to time furnish to the Manager detailed statements of its investments and assets, and information as to its investment objective and needs, and will make available to the Manager such financial reports, proxy statements, legal and other information relating to each Fund's investments as may be in its possession or available to it, together with such other information as the Manager may reasonably request.



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           7. EXPENSES.

               (a) With respect to the operation of each Fund, the Manager is responsible for (i) the compensation of any of the Trust's trustees, officers, and employees who are affiliates of the Manager (but not the compensation of employees performing services in connection with expenses which are the Fund's responsibility under Subparagraph 7(b) below), and (ii) providing personnel, office space and equipment reasonably necessary to fulfill the Manager's duties under this Agreement.

               (b) Each Fund is responsible for and has assumed the obligation for payment of all of its expenses, other than as stated in Subparagraph 7(a) above, including but not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Trust for the benefit of the Funds including all fees and expenses of its custodian, fund administrator, shareholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating its daily net asset value and of maintaining its books of account required under the 1940 Act; taxes, if any; expenditures in connection with meetings of each Fund's shareholders and Board that are properly payable by the Fund; salaries and expenses of officers and fees and expenses of members of the Board or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Manager; insurance premiums on property or personnel of each Fund which inure to its benefit, including liability and fidelity bond insurance; the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of the Fund or other communications for distribution to existing shareholders; legal, auditing and accounting fees; trade association dues; fees and expenses (including legal fees) of obtaining and maintaining any required registration or notification for its shares for sale under federal and applicable state and foreign securities laws; all expenses of maintaining and servicing shareholder accounts, including all charges for transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Funds, if any; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

               (c) To the extent the Manager incurs any costs by assuming expenses which are an obligation of a Fund as set forth herein, such Fund shall promptly reimburse the Manager for such costs and expenses, except to the extent the Manager has otherwise agreed to bear such expenses. To the extent the services for which a Fund is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from such Fund to the extent of the Manager's actual costs for providing such services.

           8. MANAGEMENT FEE.

               (a) Each Fund shall pay to the Manager, and the Manager agrees to accept, as full compensation for all administrative and investment management and advisory services furnished or provided to such Fund pursuant to this Agreement, a management fee as set forth in the Fund and Fee Schedule attached hereto as APPENDIX A, as may be amended in writing from time to time by the Trust and the Manager.


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


               (b) The initial fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated before the end of any month, the fee to the Manager shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

               (c) FEE REDUCTION. The Manager may, but is not required to, voluntarily or contractually reduce all or a portion of its fees and/or make payments for other expenses in order to decrease the operating expenses of a Fund. Any such reduction or payment (a "subsidy" or collectively "subsidies") shall be applicable only to such specific subsidy and shall not constitute an agreement to continue such subsidy in the future. Any such subsidy will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis. The Manager may seek reimbursement of any subsidies made by the Manager either voluntarily or pursuant to contract. The reimbursement of any subsidy must be approved by the Board and must be sought no later than the end of the third fiscal year following the year to which the subsidy relates if the aggregate expenses for that period do not exceed any more restrictive limitation to which the Manager has agreed (subsidies available for reimbursement to the Manager are collectively referred to as the "Recoupment Balance") and the Board approves the reimbursement. For example, subsidized operating expenses relating to the period July 1, 2003 through June 30, 2004 would no longer be eligible for reimbursement after July 1, 2007. The Manager agrees not to request or seek reimbursement of subsidized operating expenses that are no longer eligible for reimbursement. The Manager may not request or receive reimbursement of the Recoupment Balance before payment of the Fund's operating expenses for the current year and cannot cause the Fund to exceed any agreed upon expense limitation for that year in making such reimbursement.

               (d) The Manager may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement prior to the time such compensation or reimbursement has accrued as a liability of the Fund. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Manager hereunder.

           9. CONFLICTS WITH TRUST'S GOVERNING DOCUMENTS AND APPLICABLE LAWS. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of the Trust of its responsibility for and control of the conduct of the affairs of the Trust and Funds.



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           10. MANAGER'S LIABILITIES.

               (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Funds.

               (b) The Funds shall indemnify and hold harmless the Manager, its managing member and the shareholders, directors, officers and employees of each of them (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under this Agreement; provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement; and provided, further, that this provision shall not be construed as a waiver or limitation of any rights which the Trust or the Funds may have under applicable federal securities laws.

               (c) No provision of this Agreement shall be construed to protect any trustee or officer of the Trust, or managing member, director or officer of the Manager, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

           11. NON-EXCLUSIVITY. The Trust's employment of the Manager is not an exclusive arrangement, and the Trust may from time to time employ other individuals or entities to furnish it with the services provided for herein. If this Agreement is terminated with respect to any Fund, this Agreement shall remain in full force and effect with respect to all other Funds listed on APPENDIX A hereto, as the same may be amended.

           12. TERM. This Agreement shall become effective as to any Fund on the date that is the latest of (1) the execution of this Agreement, (2) the approval of this Agreement for the Fund by the Board of the Trust (as required under Section 15 of the 1940 Act) or (3) the approval of this Agreement by the shareholders of the affected Fund. This Agreement shall remain in effect as to any Fund for an initial period of two (2) years or such shorter initial period as may be approved by the Board and shareholders of the Fund in the manner required under Section 15 of the 1940 Act (including SEC interpretations thereof), unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one (1) year so long as such continuation is approved for the Fund at least annually by (i) the Board of the Trust or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

           13. TERMINATION. This Agreement may be terminated by the Trust on behalf of any one or more of the Funds at any time without payment of any penalty, by the Board of the Trust or by the vote of a majority of the outstanding voting securities of the affected Fund, upon thirty (30) days' written notice to the Manager, and by the Manager upon sixty (60) days' written notice to the Trust.



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           14. AMENDMENT. This Agreement may be modified by mutual consent subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC. In addition to the requirements of paragraph 12 and this paragraph 14, the terms of any continuance or modification of this Agreement must have been approved by the vote of a majority of those trustees of the Trust who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

           15. TERMINATION BY ASSIGNMENT. This Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act.

           16. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

           17. DEFINITIONS. The terms "majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act, as now in effect or as hereafter amended, and subject to such orders as may be granted by the SEC.

           18. NOTICE OF DECLARATION OF TRUST. The Manager agrees that the Trust's obligations under this Agreement shall be limited to the Funds and to their assets, and that the Manager shall not seek satisfaction of any such obligation from the shareholders of the Funds nor from any trustee, officer, employee or agent of the Trust or the Funds.

           19. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

           20. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.

           21. NONPUBLIC PERSONAL INFORMATION. Notwithstanding any provision herein to the contrary, the Manager agrees on behalf of itself and its directors, officers, and employees (1) to treat confidentially and as proprietary information of the Trust (a) all records and other information relative to the series of the Trust and their prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Privacy Act"), and (2) not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Trust, Regulation S-P or the Privacy Act, except after prior notification to and approval in writing by the Trust. Such written approval shall not be unreasonably withheld by the Trust and may not be withheld where the Manager may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Trust.


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           22. ANTI-MONEY LAUNDERING COMPLIANCE. The Manager acknowledges that, in compliance with the Bank Secrecy Act, as amended, and implementing regulations ("BSA"), the Funds have adopted an Anti-Money Laundering Policy. The Manager agrees to comply with the Funds' Anti-Money Laundering Policy and the BSA, as the same may apply to the Manager, now and in the future. The Manager further agrees to provide to the Funds and/or the Trust such reports, certifications and contractual assurances as may be requested by the Funds or the Trust. The Trust and the Funds may disclose information respecting the Manager to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

           22. CERTIFICATIONS; DISCLOSURE CONTROLS AND PROCEDURES. The Manager acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002, and the implementing regulations promulgated thereunder, the Funds are required to make certain certifications and have adopted disclosure controls and procedures. To the extent reasonably requested by the Trust or the Funds, the Manager agrees to use its best efforts to assist the Trust and the Funds in complying with the Sarbanes-Oxley Act and implementing the Funds' disclosure controls and procedures. The Manager agrees to inform the Trust and the Funds of any material development related to the Trust or the Funds that the Manager reasonably believes is relevant to the certification obligations of the Funds under the Sarbanes-Oxley Act.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.


NEW RIVER FUNDS                                NEW RIVER ADVISERS LLC

By:                                            By:
   -------------------------                      ------------------------
Name:                                          Name:
Title:                                         Title:




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                                  APPENDIX A-1

                     FUND AND FEE SCHEDULE - NEW RIVER FUNDS


     New River Core Equity Fund                 0.80% of the net assets


     NEW RIVER FUNDS                            NEW RIVER ADVISERS LLC

     By:                                        By:
        ---------------------                     ------------------------
     Name:                                      Name:
     Title:                                     Title:
     Date:                                      Date:




                                  APPENDIX A-2

                     FUND AND FEE SCHEDULE - NEW RIVER FUNDS


     New River Small Cap Fund                   1.00% of the net assets




     NEW RIVER FUNDS                            NEW RIVER ADVISERS LLC
     By:                                        By:
        -------------------                       ------------------------
     Name:                                      Name:
     Title:                                     Title:
     Date:                                      Date:



                                  APPENDIX A-3

                     FUND AND FEE SCHEDULE - NEW RIVER FUNDS


     New River Core Fixed Income Fund           0.60% of the net assets


     NEW RIVER FUNDS                             NEW RIVER ADVISERS LLC
     By:                                         By:
        --------------------------                 --------------------------
     Name:                                       Name:
     Title:                                      Title:
     Date:                                       Date:






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